[accounting firm of Harold Y. Spector, Certified Public Accountant Letterhead]




August 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20459

Commissioners:

I have read the statements made by PPI Capital Group, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 6, 2001. I agree with the statements concerning my Firm in such Form 8-K.


Very truly yours,



/s/ ACCOUNTING FIRM OF HAROLD Y. SPECTOR,
    CERTIFIED PUBLIC ACCOUNTANT


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